Exhibit 99.2

IMPORTANT COMPANY ANNOUNCEMENT

Dear Colleagues

The Board of Allied Healthcare International Inc. have recommended to Shareholders that they accept an offer to purchase the Company which has been made by Saga Group Limited.

There now will be an extensive process in the United States to seek Shareholder approval.  This process could easily take two or three months to complete.  This would result in the Company being sold, probably around the end of October.

Saga Group is the UK’s leading provider of products and services specifically designed for people aged 50 and over. With 2.7 million customers, Saga provides insurance, savings, financial advice, care services, holidays, and publishes Saga Magazine.

With the acquisition of Greenbanks and Nestor in 2010 and 2011 respectively, Saga’s Homecare and Primecare businesses have significantly extended their coverage across the UK, keeping the core focus on the provision of high quality care with a nationally recognised and trusted network.

Allied joining up with Saga is a huge positive and will create a clear market leader in Health and Social Care. I know that Saga are very focussed on quality which is exactly where we have been heading for several years. The purchase of Allied fits with Saga’s overall strategy to be market leader in the Health and Social care sector.

Meantime we should continue to focus on growing our business, improving our quality and most importantly serving our customers.  I will update you again in October or if there is a change before then.

Regards

Sandy Young

Chief Executive Officer

NOTE: IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
Allied will file a Form 8-K with the Securities and Exchange Commission (the “SEC”) regarding the transaction, which will include a copy of the definitive agreement. All parties desiring details regarding the conditions of this transaction are urged to review the contents of the definitive agreement, which will soon be available at the SEC’s website at http://www.sec.gov/.
In connection with the proposed merger, Allied will file a proxy statement and other documents with the SEC. We urge shareholders to carefully read the proxy statement and any other documents filed with the SEC when they become available because they contain important information about Allied, the proposed merger and related matters. A copy of the proxy statement will be sent to shareholders seeking their approval of the proposed merger. Shareholders also will be able to obtain a copy of the proxy statement (when available) and other documents filed by Allied free of charge at the SEC’s web site, http://www.sec.gov, or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, documents filed by Allied can be obtained by contacting Allied at the following address and telephone number: 245 Park Avenue, 39th floor, New York, NY 10167, 212-750-0064, or from Allied’s website, http://www.alliedhealthcare.com/.
Allied and its officers, directors and certain other employees may be soliciting proxies from Allied shareholders in favor of the proposed merger and may be deemed to be “participants in the solicitation” under the rules of the SEC. Information regarding Allied’s directors and executive officers is available in its proxy statement relating to its 2011 annual meeting of shareholders, which was filed with the SEC on May 3, 2011. Other information regarding the direct or indirect interests, by security holdings or otherwise, of the participants in the solicitation will be set forth in the proxy statement relating to the merger when it becomes available.
Statements about the expected timing, completion, and effects of the proposed transaction and all other statements in this release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Allied and Saga may not be able to complete the proposed transaction on the terms described above, on other acceptable terms, or at all because of a number of factors, including the failure to obtain shareholder approval, the failure to obtain the necessary regulatory approvals, or the failure to satisfy the other closing conditions. These factors, and other factors that may affect the business or financial results of Allied, are described in Allied’s filings with the SEC, including Items 1, 1A and 7 of Allied’s annual report on Form 10-K for the fiscal year ended September 30, 2010.